                                                                      EXHIBIT 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2001
                         ------------------------------

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended September 30, 2001:

          Net Income                                               $   4,000
          Add:  Depreciation                                          90,000
                Amortization                                           2,000

          Less: Cash to reserves                                     (69,000)
                                                                   ---------

          Cash Available for Distribution                          $  27,000
                                                                   =========

          Distributions allocated to General Partners              $   2,000
                                                                   =========

          Distributions allocated to Limited Partners              $  25,000
                                                                   =========

     2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 2001:

               Entity Receiving                          Form of
                 Compensation                         Compensation                        Amount
          --------------------------    -------------------------------------------     ----------
          General Partners              Interest in Cash Available for Distribution     $    2,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)     Interest in Cash Available for Distribution              5



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